ACTION BY WRITTEN CONSENT

OF THE SOLE STOCKHOLDER OF

TERAVAC CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 228 of the General Corporation Laws of the State of Delaware, being sole Stockholder of Teravac Corporation, a Delaware corporation, does hereby waive notice of the first meeting of Stockholders of this Corporation and in lieu thereof does hereby approve and adopt the following resolutions by this written consent, to wit:

Board of Directors

RESOLVED, that the Board of Directors of this Corporation shall consist of three (3) member(s), who shall serve until their successors are duly elected and qualified;

RESOLVED FURTHER, that the following persons be, and they hereby are elected and appointed as the Directors of the Corporation:

Louis S. Fisi

Gerald Mearini

Carol Ream

RESOLVED FURTHER, that the directors of the Corporation are authorized to take any and all steps necessary to effectuate the foregoing resolutions.

[SIGNATURE PAGE TO FOLLOW]

Executed this 5th  day of January, 2005.

Sole Stockholder:

Genvac Holdings, Ltd.

an Ohio limited liability company

By:

___________________________

Name:

Louis S. Fisi

Its:

Manager

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE DIRECTORS OF

TERAVAC CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141(f) of the General Corporation Laws of the State of Delaware, being all of the Directors of Teravac Corporation, a Delaware corporation, do hereby waive notice of the first meeting of Directors of this Corporation and in lieu thereof do hereby approve and adopt the following resolutions by this written consent, to wit:

Incorporation

RESOLVED, that the actions of the sole Incorporator (Louis S. Fisi) in forming this Corporation be, and they hereby are, in all respects approved, ratified, and affirmed for and on behalf of this Corporation;

RESOLVED FURTHER, that the Incorporator be, and hereby is, indemnified and held harmless from liability in all respects for any one or more acts, omissions or conduct performed, delivered or otherwise begun and concluded or begun and not concluded in the incorporation and formation of this Corporation;

Election of Officers

RESOLVED, that the following persons be, and they hereby are, elected to serve in the offices appearing opposite their names until their successors are duly elected and qualified:

Chief Executive Officer and President– Louis S. Fisi

Secretary – Julie Byrne

Treasurer- Carol Ream

Stock Specimen and Corporate Books

RESOLVED, that the specimen stock certificates (attached hereto) presented at this meeting be and hereby are adopted as the form of certificate of stock to be issued to represent shares in the Corporation;

RESOLVED FURTHER, that the corporate record, including the stock transfer ledger, be and hereby is adopted as the record book and stock transfer ledger of the Corporation.

Authorization To Do Business

RESOLVED, that for the purpose of authorizing the Corporation to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for this Corporation to transact business, the proper officers of this Corporation are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the Corporation to transact business therein.

Sale and Qualification of Capital Stock

RESOLVED, that the President of the Corporation perform all that is required on behalf of the Corporation with respect to the Division of Securities of the State of Delaware and/or any other State and the Securities and Exchange Commission to properly exempt the sale of up to Fifty Million (50,000,000) shares of Common Stock of the Corporation;

RESOLVED FURTHER, that on achieving such clearance before the appropriate regulatory authorities, and on payment to the Corporation of the full consideration for its shares in cash or in services rendered, the President of this Corporation sell and issue such shares, in compliance with all appropriate securities regulatory requirements, pursuant to the subscription agreements hereinbefore referenced.

Appointment of Counsel

RESOLVED, that the law firm of Cowden, Humphrey, Nagorney & Lovett  Co., LPA be retained as Counsel for the Corporation at an amount to be negotiated by the Corporation and Counsel, to perform and discharge the duties of counsel to the Corporation.

Fiscal Year

RESOLVED, that the fiscal year of the Corporation end on December 31 of each calendar year.

Corporate Purpose

RESOLVED FURTHER, that the officers of this Corporation be and they hereby are, authorized and directed to take all such other action as they may deem necessary or appropriate to carry out the purposes of this Corporation.

Waiver and Ratification

RESOLVED, that the signing of these minutes shall constitute full ratification thereof and waiver of any notice required thereunder by the signatories.

Appointment of Certified Public Accountant

RESOLVED, that the accounting firm of Hausser & Taylor, LLC be retained as Certified Public Accountants for the Corporation at an amount to be negotiated by the Corporation and the accountant to, perform and discharge the duties of accountant to the Corporation.

[SIGNATURE PAGE TO FOLLOW]

Executed as of the 5th day of January, 2005.

DIRECTORS:

_________________________________________

Louis S. Fisi

_________________________________________

Gerald Mearini

__________________________________________

Carol Ream